EXHIBIT 11 TO FORM 10-Q

                  BF ENTERPRISES, INC. AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                  (in thousands, except per share amounts)



                                                             Three Months Ended
                                                                   March 31,
                                                             ------------------
                                                             1997          1996
                                                             ----          ----

Net Income                                                  $ 845         $ 517
                                                            -----         -----
                                                            -----         -----
Weighted average number of
  shares outstanding:

Common stock                                                3,718         3,753

Common stock equivalents -
  stock options                                               320           245
                                                            -----         -----
                                                            4,038         3,998
                                                            -----         -----
                                                            -----         -----
Net income per share -
 based on weighted average number
 of shares of common stock
 and common stock equivalents                               $ .21         $ .13
                                                            -----         -----
                                                            -----         -----


(A)   A computation of fully diluted per share amounts has been omitted since there was no significant dilution during the periods reported.

                                      12